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                                                                    Exhibit 99.1


Restatement of Net Income (Loss) Per Share
------------------------------------------

In February 1997, the Financial Accounting Standards Board (FASB) issued Statement No. 128, Earnings per Share, ("FAS 128") which the Company adopted on December 31, 1997. The adoption of FAS 128 changed the method used to compute net income (loss) per share and required restatement of all prior periods. Under the new requirements for calculating basic net income (loss) per share, the dilutive effect of stock options and warrants and convertible securities is excluded. Diluted net income (loss) per share will include the dilutive effect of stock options and warrants using the treasury stock method, and convertible securities on the if-converted method. The treasury stock method is applied using the average market price of the Company's common stock during the period.

In February 1998, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 98 ("SAB 98"). Under SAB 98, certain shares of convertible preferred stock, options and warrants to purchase shares of common stock, issued at prices substantially below the per share price of shares sold in the Company's initial public offering in June 1993, previously included in the computation of shares outstanding pursuant to Staff Accounting Bulletins Nos. 55, 64 and 83 are now excluded from the computation. Basic and diluted net loss per share for the years ended December 31, 1992 and 1993 have been retroactively restated to apply the requirements of SAB 98.

Net income (loss) per share numbers for each of the five fiscal years ended December 31, 1996 and the quarters ended March 31, 1996 and 1997, June 30, 1996 and 1997 and September 30, 1996 and 1997 incorporated by reference in this Registration Statement on Form S-8 are restated below in accordance with the requirements of FAS 128 and SAB 98.

Quarterly Information
---------------------


                                                                        Three Month Periods Ended

                                                  September 30,                June 30,                March 31,
                                                           1997                    1997                     1997

Net income per share as
previously reported on
Forms 10-Q (1):

Primary                                                   $0.12                   $0.08                    $0.04
                                                          =====                   =====                    =====
Fully Diluted                                             $0.12                   $0.08                    $0.04
                                                          =====                   =====                    =====

Net income per share restated
under FAS 128 (1):

Basic                                                     $0.13                   $0.09                    $0.05
                                                          =====                   =====                    =====
Diluted                                                   $0.12                   $0.08                    $0.04
                                                          =====                   =====                    =====


                                     -1-

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                                                                           Three Month Periods Ended

                                                  September 30,                June 30,                March 31,
                                                           1996                    1996                     1996

Net loss per share as
previously reported on
Forms 10-Q (1):

Primary                                                 $(0.16)                 $(0.08)                  $(0.10)
                                                        =======                 =======                  =======
Fully Diluted                                           $(0.16)                 $(0.08)                  $(0.10)
                                                        =======                 =======                  =======

Net loss per share
restated under FAS 128 (1):

Basic                                                   $(0.16)                 $(0.08)                  $(0.10)
                                                        =======                 =======                  =======
Diluted                                                 $(0.16)                 $(0.08)                  $(0.10)
                                                        =======                 =======                  =======



Fiscal Year Information
-----------------------

                                                                      Years Ended December 31,
                                                         1996             1995             1994            1993             1992
Net loss per share as
previously reported in
Selected Consolidated Financial
Data in the Company's Annual
Report on Form 10-K for the
year ended December 31, 1996 (1):

Primary                                               $(0.33)          $(0.59)          $(0.82)         $(1.01)          $(0.49)
                                                      =======          =======          =======         =======          =======
Fully Diluted                                         $(0.33)          $(0.59)          $(0.82)         $(1.01)          $(0.49)
                                                      =======          =======          =======         =======          =======

Net loss per share restated
under FAS 128 and SAB 98 (1):

Basic                                                 $(0.33)          $(0.59)          $(0.82)         $(1.46)          $(1.51)
                                                      =======          =======          =======         =======          =======
Diluted                                               $(0.33)          $(0.59)          $(0.82)         $(1.46)          $(1.51)
                                                      =======          =======          =======         =======          =======


(1) Previously reported and restated net income (loss) per share reflect retroactively the two-for-one stock split that was effective November 11, 1997.


                                       -2-

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